UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) January 29, 2007


                                K2 DIGITAL, INC.
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             (Exact name of registrant as specified in its chapter)


         Delaware                         1-11873                 13-3886065
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(State or other jurisdiction            (Commission             (IRS Employer
     of incorporation)                  File Number)         Identification No.)


         c/o Law Offices of Thomas G. Amon
   500 Fifth Avenue, Suite 1650, New York, New York                10110
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      (Address of principal executive offices)                   (Zip Code)


       Registrant's telephone number, including area code (212) 810-2430


                                 Not Applicable
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          (Former name or former address, if changed since last report)

SECTION 1.  REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01   ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On January 29, 2007, the Registrant signed a letter of intent with New Century Structures, Inc. ("NCSI") a Florida corporation, whereby NCSI will merge with the Company. K2 Acquisition Corp. ("Merger Sub") and NCSI intend to enter into a merger agreement whereby Merger Sub will merge with and into NCSI. In connection with the merger, the shareholders of NCSI will acquire a controlling interest in K2. NCSI's designees will be appointed as directors of K2 and the Board and shareholders will approve a 10 x 1 reserve split of K2 shares such that the current shareholders of K2 own approximately 500,000 post merger shares representing 10% of the post merger shares issued and outstanding. In connection with this transaction, Avante Holding Group, Inc. has entered into an agreement with NPOWR Digital Media, Inc. to acquire 1,000,000 shares of K2 preferred stock which is convertible into 1,500,000 common shares.

Incorporated in Florida in July 2001, NCSI provides architectural/engineering, manufacturing and construction services for modular facilities utilizing concrete and structural insulated panels (SIPS) for use in commercial, educational and municipalities and residential developments. The Company utilizes processes that meet the scrutiny for classrooms as well as several government agencies, including NASA and the Smithsonian.

The parties anticipate closing the merger transaction during K2's second fiscal quarter. The transaction is subject to the normal conditions for closing, including satisfactory due diligence by the parties.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  K2 DIGITAL, INC.
                                  (Registrant)


Date: January 31, 2007            By: /s/ Gary Brown
                                      ------------------------------
                                      Name:  Gary Brown
                                      Title: President
                                             Principal Financial and Accounting
                                             Officer